                                  EXHIBIT 99.2



PRESS RELEASE

WINTON FINANCIAL CORPORATION REPORTS FISCAL SECOND QUARTER NET EARNINGS Wednesday April 14, 3:24 pm ET

CINCINNATI, April 14 -- Winton Financial Corporation (Amex: WFI - News), the parent of Winton Savings and Loan Co., reported quarterly net earnings for the fiscal second quarter ended March 31, 2004 of $1.5 million or $.31 per diluted share compared to second quarter fiscal 2003 net earnings of $1.4 million or $.31 per diluted share.

    Highlights for the quarter and fiscal 2004 include:

     * Second quarter fiscal 2004 net earnings increased $550,000 or 60.4%, from $910,000 at December 31, 2003 to $1.5 million at March 31, 2004.
     * Net interest income increased $174,000 or 4.6% over the prior years' second quarter.
     * Deposits grew $11.0 million or 3.1% compared to fiscal year end September 30, 2003 totals.

Robert L. Bollin, President of Winton Financial, commented, "Our second quarter results were much improved over the first quarter net earnings of fiscal 2004. In comparison to last year's quarter, net earnings improved despite the fact that mortgage banking income declined by $250,000 or 31.4%. We are very pleased to report that our net interest income increased $174,000 or 4.6% quarter to quarter as maturing certificates of deposit and wholesale borrowings renewed at lower rates."


Winton Saving and Loan Co. opened its seventh full-service branch in September 2003 and relocated an existing branch to a more strategic location in December 2003. "The branch expansion efforts which began last fiscal year contributed to the continued growth in our core deposits and planned increases in general, administrative and other expenses. As always, Management continues to focus on controlling expenses in efforts to improve the bottom line," Mr. Bollin added.


For the six months ended March 31, 2004 net earnings totaled $2.4 million or $.51 per diluted share, a decrease of 27.1% as compared to net earnings of $3.2 million or $.70 per diluted share for six months ended March 31, 2003.


Winton Financial Corporation is publicly traded under the symbol "WFI" on the American Stock Exchange. At March 31, 2004, Winton's total assets were $548.7 million and the book value was $9.94 per share. Winton Savings and Loan Co. operates seven full-service branches and two lending offices in Southwestern Ohio and Southeastern Indiana.

                          WINTON FINANCIAL CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                             Six months      Three months
                                               ended            ended
                                              March 31,        March 31,
                                            2004     2003     2004    2003
    Interest Income
      Loans                               $14,964  $15,594  $7,434  $7,628
      Mortgage-backed securities              144      134      72      75
      Investment securities                   316      192     157     109
      Interest-bearing deposits and other     176      237      89     121
        Total interest income              15,600   16,157   7,752   7,933
    Interest Expense
      Deposits                              4,300    5,004   2,095   2,371
      Borrowings                            3,391    3,492   1,663   1,742
        Total interest expense              7,691    8,496   3,758   4,113

        Net interest income                 7,909    7,661   3,994   3,820

    Provision for losses on loans             150      305      75     150
        Net interest income after
          provision for losses on loans     7,759    7,356   3,919   3,670

    Other Income
      Mortgage banking income               1,028    1,740     547     797
      Gain on sale of office premises         -        243     -       -
      Gain on sale of investments             252       97     252     -
      Gain on sale of real estate
       acquired through foreclosure             2       25     -         2
      Other operating                         408      358     221     183
        Total other income                  1,690    2,463   1,020     982

    General, Administrative and Other Expense
      Employee compensation and benefits    3,208    2,759   1,438   1,396
      Occupancy and equipment                 852      601     424     329
      Data Processing                         263      224     143     111
      Franchise Taxes                         261      208     127     108
      Amortization of intangible assets        31       31      15      16
      Advertising                             209      124      97      64
      Other operating                       1,152    1,004     538     467

        Total general, administrative
          and other expense                 5,976    4,951   2,782   2,491

        Earnings before federal income
         taxes                              3,473    4,868   2,157   2,161

      Federal income taxes                  1,103    1,619     697     714

        NET EARNINGS                       $2,370   $3,249  $1,460  $1,447

      BASIC EARNINGS PER SHARE               $.52     $.72    $.32    $.32
      DILUTED EARNINGS PER SHARE             $.51     $.70    $.31    $.31
      DIVIDENDS PAID PER COMMON SHARE      $.2250   $.2050  $.1125  $.1025



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                          WINTON FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (In thousands, except share data)

                                                   March 31,     September 30,
                                                     2004             2003
                                                  (Unaudited)
    ASSETS

    Cash and due from banks                         $2,073            $1,848
    Interest-bearing deposits in other
      financial institutions                         8,918             7,648
    Investment securities available for
     sale - at market                               15,273            21,466
    Mortgage-backed securities available
     for sale - at market                            3,845             2,103
    Mortgage-backed securities held to
     maturity - at cost                              3,451             4,269
    Loans receivable - net                         495,084           487,480
    Office premises and equipment - net              6,711             6,131
    Real estate acquired through foreclosure         1,247               846
    Federal Home Loan Bank stock -  at cost          8,320             8,156
    Accrued interest receivable                      2,544             2,571
    Prepaid expenses and other assets                  905               786
    Intangible assets - net                             66                97
    Prepaid federal income taxes                       306               501

    TOTAL ASSETS                                  $548,743          $543,902

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Deposits                                      $365,342          $354,296
    Advances from FHLB and other borrowings        131,589           138,612
    Accounts payable on mortgage loans
      serviced for others                              429               401
    Advance payments by borrowers                    2,360             2,433
    Other liabilities                                1,733             2,459
    Deferred federal income taxes                    1,552             1,479

    TOTAL LIABILITIES                              503,005           499,680

    SHAREHOLDERS' EQUITY

    Preferred stock-2,000,000 shares without par
     value authorized; no shares issued                -                 -
    Common stock - 18,000,000 shares of no par
     value authorized; 4,718,568 and 4,592,884
     shares issued at March 31, 2004 and
      September 30, 2003, respectively                 -                 -
    Additional paid-in capital                      12,317            11,285
    Retained earnings - substantially restricted    34,561            33,213
    Treasury stock, 117,630 and 40,300
     shares at March 31 and September 30, 2003
     respectively-at cost                           (1,534)             (529)
    Unrealized gain on investment securities
      designated as available for sale, net of tax     394               253

    TOTAL SHAREHOLDERS' EQUITY                      45,738            44,222

    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                        $548,743          $543,902